Kurtzman Matera, P.C.
2 Perlman Drive
Spring Valley, NY 10977
(845) 352-8800

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
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In re

Elgin Technologies, Inc.,
Warren Power Systems, Inc. d/b/a
Elgin Warren Power Systems,
Logic Labs, Inc.,

Debtors.
- x

Chapter 11
Case No. 02-13159(PCB)
Case No. 02-13161(PCB)
Case No. 02-13162(PCB)

ORDER UNDER 11 U.S.C. §§ 105(a) AND 363, AND FED. R. BANKR. P. 6004 (I) APPROVING ASSET PURCHASE AGREEMENT AND (II) AUTHORIZING THE SALE OF THE CORPORATE SHELL OF ELGIN TECHNOLOGIES, INC. FREE AND CLEAR OF LIENS, CLAIMS, INTEREST AND ENCUMBRANCES

This matter having come before the Court on the motion dated August 15, 2007 (the "Sale Motion")[1] of the above-captioned Debtors and Debtors-in-possession (the "Debtors"), inter alia, entry of an order (the "Sale Approval Order") (I) approving the Asset Purchase Agreement and (II) authorizing the Debtors to sell the corporate shell of Elgin Technologies, Inc. pursuant to the Asset Purchase Agreement dated May, 2007, and a hearing on the Sale Motion having been held on September 11, 2007 at 11:00 a.m. EDT (the "Sale Approval Hearing"), at which time all interested parties were offered an opportunity to be heard with respect to the Sale Motion; and the Court having reviewed and considered (i) the Sale Motion, (ii) any objections thereto, and (iii) the arguments of counsel made, and the evidence proffered or adduced at the Sale Approval Hearing; and it appearing that the relief requested in the Sale Motion is in the best interests of the Debtors, their estates and creditors and other parties in interest; and upon the record of the Sale Approval

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1 Unless otherwise defined, capitalized terms used herein shall have the meanings ascribed to them in the Sale Motion or the Agreement, as the case may be.

Hearing and these cases; and after due deliberation thereon; and good cause appearing therefor, it is hereby

FOUND AND DETERMINED THAT:[1]

A.

The Court has jurisdiction over the Sale Motion pursuant to 28 U.S.C. §§ 157 and 1334, and this matter is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(A) and (N). Venue of these cases and the Sale Motion in this district is proper under 28 U.S.C. §§ 1408 and 1409.

B.

The statutory predicates for the relief sought in the Sale Motion are sections 105(a) and 363(b), (f) and (m), of the United States Bankruptcy Code, 11 U.S.C. §§ 101-1330, as amended (the "Bankruptcy Code"), and Fed. R. Bankr. P. 6004.

C.

As evidenced by the affidavits of service filed with the Court, and based on the representations at the Sale Approval Hearing, (i) proper, timely, adequate and sufficient notice of the Sale Motion, Sale Approval Hearing, and the Sale has been provided in accordance with 11 U.S.C. §§ 102(1), 363 and Fed. R. Bankr. P. 2002 and 6004 and in compliance with the Budding Procedures Order, (ii) such notice was good and sufficient, and appropriate under the particular circumstances, and (iii) no other or further notice of the Sale Motion, Sale Approval, Hearing or the Sale is or shall be required.

D.

As demonstrated by (i) the testimony and other evidence proffered or adduced at the Sale Approval Hearing and (ii) the representations made on the record at the Sale Approval Hearing, the Debtors

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2 Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. *See* Fed. R. Bankr. P. 7052.

have conducted the sale process in compliance with the Sale Procedures Order, and the terms of the Agreement represent the highest and best offer for the Asset.

E.

The Debtors (i) have full power and authority to execute the Agreement and all other documents contemplated thereby, and the sale of the Asset by the Debtors has been duly and validly authorized by all necessary corporate action of the Debtors, and (ii) have all of the power and authority necessary to consummate the transactions contemplated by the Agreement.

F.

Approval of the Agreement and consummation of the Sale at this time is in the best interests of the Debtors, their creditors, their estates and other parties in interest.

G.

The Debtors have demonstrated both (i) good, sufficient and sound business purpose and justification and (ii) compelling circumstances for the Sale pursuant to 11 U.S.C. § 363(b) prior to, and outside of, a plan of reorganization.

H.

A reasonable opportunity to object or be heard with respect to the Sale Motion and the relief requested therein has been afforded to all interested persons and entities, including, but not limited to: (i) the Office of the United States Trustee; (ii) counsel for the Purchaser; (iii) counsel for the Committee; and (vi) all other entities that have filed requests for notices pursuant to Bankruptcy Rule 2002.

I.

The Agreement was negotiated, proposed and entered into by the Debtors and the Purchaser without collusion, in good faith, and from arm's length bargaining positions.

J.

The Purchaser is a good faith purchaser under 11 U.S.C. § 363(m) and, as such, is entitled to all of the protections afforded thereby. The Purchaser will be acting in good faith within the meaning of 11 U.S.C. § 363(m) in closing the transactions contemplated by the Agreement.

K.

The consideration provided by the Purchaser for the Asset pursuant to the Agreement (i) is fair and reasonable, (ii) is the highest and best offer for the Asset, (iii) will provide a greater recovery for the Debtors' creditors than would be provided by any other practicable available alternative, and (iv) constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code.

L.

The Sale must be approved and consummated promptly in order to preserve the value of the Assets.

M.

The transfer of the Asset to the Purchaser will be a legal, valid and effective transfer of the Asset, and will vest the Purchaser with all right, title and interest of the Debtors to the Asset free and clear of all liens, claims and encumbrances.

N.

The Purchaser would not have entered into the Agreement and would not consummate the transactions contemplated thereby, thus adversely affecting the Debtors, their estates and their creditors, if the sale of the Asset to the Purchaser was not free and clear of all Claims of any kind or nature whatsoever, or if the Purchaser would, or in the future could, be liable for any of the Claims.

NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT:

1. The Sale Motion is granted, as further described herein.

Approval of the Agreement

2. The Agreement and all of the terms and conditions thereof are hereby approved.

3. Pursuant to 11 U.S.C. § 363(b), the Debtors are authorized and directed to consummate the Sale, pursuant to, in accordance with and subject to the terms and conditions of the Agreement.

4. The Debtors are authorized and directed to execute and deliver, and are empowered to perform under, consummate and implement, the Agreement, together with all additional instruments and documents that may be necessary to implement the Agreement, and to take all further actions as may be reasonably requested by the Purchaser for the purpose of assigning, transferring, granting, conveying and conferring to the Purchaser or reducing to possession, the Asset.

Transfer of Asset

5. Pursuant to 11 U.S.C. §§ 105(a) and 363(b) and (f), the Asset shall be transferred to the Purchaser as of the Closing Date. As of the Closing Date, the Asset shall

be transferred to the Purchaser, pursuant to section 363(f) of the Bankruptcy Code, free and clear of all interests, claims (as defined in section 101(5) of the Bankruptcy Code), liens (as defined in section 101(37) of the Bankruptcy Code) and encumbrances.

6. The transfer of the Asset to the Purchaser pursuant to the Agreement constitutes a legal, valid and effective transfer of the Asset, and shall vest the Purchaser with all right, title and interest of the Debtors in and to the Asset free and clear of all Claims of any kind or nature whatsoever.

7. Each and every federal, state, and local governmental agency and/or department

is directed to accept and timely process any and all documents, instruments and permits necessary and appropriate to consummate the transactions contemplated in the Agreement and this Sale Order.

Additional Provisions

8. The consideration provided by the Purchaser for the Asset under the Agreement

shall be deemed to constitute reasonably equivalent value and fair consideration under the Bankruptcy Code.

9. The consideration provided by the Purchaser for the Asset under the Agreement

is fair and reasonable, and was not controlled by an agreement among potential bidders, and the sale is not avoidable under section 363(n) of the Bankruptcy Code.

10. This Sale Approval Order (a) shall be effective as a determination that, on the Closing Date, all Claims of any kind or nature whatsoever existing as to the Asset prior to the Closing have been unconditionally released, discharged and terminated, and that the conveyance described herein has been effected, and (b) shall be binding upon and shall govern the acts of all entities in or to the Asset.

11. In accordance with the Agreement, and on the Closing Date:

i) All preferred shares in the Asset are cancelled;

ii) All common and preferred share conversion rights of any kind including, without limitation, warrants, options and convertible bonds are cancelled and extinguished.

iii) Any tax loss carry forward of Elgin is cancelled and the Purchaser or its successor-in-interest is prohibited from using same.

iv) The existing Board of Directors of Elgin is terminated.

v) The Purchaser is authorized to appoint a new director of Elgin.

vi) The Purchaser is authorized to re-domicile Elgin to the State of Nevada;

vii) The Purchaser is authorized to retain a new stock transfer agent for Elgin or in the event the existing transfer agent is still in business, to retain the existing transfer agent;

viii) The Purchaser is permitted to amend the Articles of Incorporation of Elgin to conform to the terms set forth in the Agreement and in this Sale Order;

ix) Elgin is directed to deliver all of its corporate books and records to Purchaser, with the Purchaser bearing any and all costs and fees required for the retrieval and conveyance of these items.

x) The Purchaser shall bring Elgin current in its filings with the Securities and Exchange Commission ("SEC"), and in such case, Elgin shall be labeled as a "blank check" or "shell company" under the SEC rules, or the Purchaser shall file a Form 15 (deregistration) with the SEC.

12. Each and every federal, state and local governmental agency or department is

hereby directed to accept any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Agreement.

13. This Court retains jurisdiction to enforce and implement the terms and provisions

of the Agreement, all amendments thereto, any waivers and consents thereunder, and of the Agreement executed in connection therewith in all respects, including, but not limited to, retaining jurisdiction to (a) compel delivery of the Asset to the Purchaser, (b) resolve any disputes arising under or related to the Agreement, except as otherwise provided therein,

(c) interpret, implement, and enforce the provisions of this Sale Approval Order, and (d) protect the Purchaser against any Claims in the Debtors or the Asset, of any kind or nature whatsoever.

14. Nothing contained in any Chapter 11 plan confirmed in these cases or any order

of this Court confirming such plan or in any Order of this Court dismissing these cases shall conflict with or derogate from the provisions of the Agreement or the terms of this Sale Approval Order.

15. The transaction contemplated by the Agreement is undertaken by the Purchaser

in good faith, as that term is used in 11 U.S.C. § 363(m), and accordingly, the reversal or modification on appeal of the authorization provided herein to consummate the Sale shall not affect the validity of the Sale to the Purchaser, unless such authorization is duly stayed pending such appeal. The Purchaser is a purchaser in good faith of the Asset, and is entitled to all of the protections afforded by 11 U.S.C. § 363(m).

16. The terms and provisions of the Agreement and this Sale Approval Order shall

be binding in all respects upon, and shall inure to the benefit of, the Debtors, their estates, and their creditors, the Purchaser, and its respective affiliates, successors and assigns, and any affected third parties including, but not limited to, all persons asserting Claims in the Asset to be sold to the Purchaser pursuant to the Agreement, notwithstanding any

subsequent appointment of any trustee(s) under any Chapter of the Bankruptcy Code, as to which trustee(s) such terms and provisions likewise shall be binding.

17. The failure specifically to include any particular provisions of the Agreement in

this Sale Approval Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Agreement be authorized and approved in its entirety. To the extent any provision of the Agreement is inconsistent with the terms of this Sale Approval Order, the terms of this Sale Approval Order shall govern.

18. The Agreement and any related agreement, documents or other instrument may

be modified, amended or supplemented by the parties thereto, in a writing signed by both parties, and in accordance with the terms thereof, without further order of the Court, *provided that* any such modification, amendment or supplement does not have a material adverse effect on the Debtors' estates.

19. Except as provided in the Agreement, this Sale Approval Order, or other order

of this Court, after the Closing the Debtors and their estates shall have no further liabilities or obligations with respect to the Asset.

20. The provisions of this Sale Approval Order are nonseverable and mutually dependent.

21. The Debtors are hereby authorized and empowered to take such steps, expend

such sums of money, and do such other things as may be necessary to implement and effect the terms and requirements of this Sale Approval Order.

22. The stay of orders authorizing the use, sale or lease of property as provided for in Fed. R. Bank. P. 6004(g) shall not apply to this Sale Order, which is immediately effective and enforceable.

Dated:New York, New York

October 16, 2007

/s/ Prudence Carter Beatty
Honorable Prudence Carter BeattyUnited States Bankruptcy Judge